Exhibit 1.1

[•] Shares

SILVER BAY REALTY TRUST CORP.

Common Stock

UNDERWRITING AGREEMENT

[•], 2012

Credit Suisse Securities (USA) LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Dear Sirs:

Introductory. Silver Bay Realty Trust Corp., a Maryland corporation (the “Company”), agrees with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters [•] shares (the “Firm Securities”) of its common stock, par value $0.01 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the Agreement of Limited Partnership (the “OP Agreement”) of Silver Bay Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating

Partnership (the “OP Common Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).  In addition, the Operating Partnership will issue to the Company a number of preferred units of partnership interest in the Operating Partnership (the “OP Preferred Units” and, together with the OP Common Units, the “OP Units”) to the Company that is equivalent to the number of shares of Preferred Stock (as defined below) to be sold to a third party.

Simultaneously with the First Closing Date, the Company will acquire, directly or indirectly through Operating Partnership, in a series of transactions (the “Formation Transactions”) the equity interests and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (each, as defined below), the consideration for which will be a combination of Securities (the “Acquisition Securities”), shares of 10% Cumulative Redeemable Preferred Stock of the Company, liquidation preference $1,000 per share, par value $0.01 per share (the “Preferred Stock”), OP Common Units and cash, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.  All references to subsidiaries of the Company or the Operating Partnership shall be understood to refer to the subsidiaries of the Company or the Operating Partnership, respectively, after giving effect to the Formation Transactions.

As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [•] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.             Representations and Warranties of the Company and the Operating Partnership, and Representations and Warranties of the Manager (as defined below).

(a)           The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)                Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-183838) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement pursuant to Rule 462(b), if any, and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of or use of the Initial Registration Statement and any Additional Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company in connection with the Initial Registration Statement and any Additional Registration Statement has been complied with.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•] [am][pm] (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered

Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication relating to the Securities offering contemplated hereby with potential investors undertaken in reliance on Section 5(d) of the Act.

“Testing-the-Waters Writing” means any written communication within the meaning of Rule 405 under the Act relating to the Securities that would, but for the provisions of Section 5(d) of the Act, be a “free writing prospectus” as defined in Rule 405 under the Act but without regard to whether a registration statement has been filed.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(ii)               Compliance with Securities Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Prospectus is included, and on each Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  No Securities will be offered or sold to investors outside the United States pursuant to the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)              Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or its subsidiaries in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)             General Disclosure Package. As of the Applicable Time, none of (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) any individual Testing-the-Waters Writing, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)                                           Preliminary Prospectus.  No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package, at the time of filing thereof with the Commission, complied in all material respects with the Act and the Rules and Regulations.

(vi)                                        Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)            Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and each of their respective subsidiaries taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conducts its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(viii)           Subsidiaries. Each subsidiary of the Company and the Operating Partnership has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each subsidiary of the Company and the Operating Partnership is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock, partnership interests or membership interests of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or membership interests of each subsidiary of the Company or the Operating Partnership is owned by the Company or the Operating Partnership, directly or through subsidiaries, free from liens, encumbrances and defects.

(ix)             Offered Securities; Acquisition Securities, Preferred Stock. The Offered Securities, the Acquisition Securities, the Preferred Stock and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date and when the Acquisition Securities have been delivered and paid for pursuant to the Formation Transactions on the First Closing Date, such Offered Securities and Acquisition Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Securities and Acquisition Securities contained therein; the shareholders of the Company have no preemptive rights with respect to the Offered Securities, the Acquisition Securities or the Preferred Stock; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Offered Securities, the Acquisition Securities and the Preferred Stock comply in all material respects with all applicable statutory requirements and with any applicable requirements of the

Organizational Documents of the Company, and, in the case of the Offered Securities, with any requirements of the NYSE; the Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(x)              OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding OP Units are, and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement and in connection with the Formation Transactions, the Company OP Units will be validly issued and will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Company OP Units contained therein; all outstanding OP Units have been, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.  After giving effect to the Formation Transactions, there will be • OP Units outstanding (comprised of • OP Common Units and • OP Preferred Units), of which the Company will own • OP Common Units and 1,000 OP Preferred Units and the prior members (the “Prior Provident Investors”) of the Provident Entities (as defined below) will own an aggregate of • OP Common Units.

(xi)             No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, PRCM Real Estate Advisors LLC (the “Manager”), Two Harbors Investment Corp. (“Two Harbors”), Provident Real Estate Advisors LLC (“Provident”) or any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)            Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company, the Operating Partnership or their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or such subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or their respective subsidiaries owned or to be owned by such person or to require the Company, the Operating Partnership or such subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, the Operating Partnership or such subsidiaries under the Act (collectively, “registration rights”), and any person to whom the Company, the Operating Partnership or their respective subsidiaries has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xii) hereof.

(xiii)           No Registration Required for Sale of Acquisition Securities and Preferred Stock.  No registration of the Acquisition Securities or the Preferred Stock under the Act is required for the offer, sale and delivery by the Company of the Acquisition Securities or the Preferred Stock in the manner contemplated in the Formation Transaction Documents.

(xiv)           Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.

(xv)            Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or the other agreements pursuant to which the Formation Transactions will be effected or in connection with the offering, issuance and sale of the Offered Securities by the Company, the issuance and sale of the Acquisition Securities and the Preferred Stock by the Company or the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained or made and such as may be required under state securities laws.

(xvi)           Title to Property. (1) Upon consummation of the Formation Transactions, the Operating Partnership will hold, directly or indirectly through its wholly owned subsidiaries, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) the Properties are not subject to any mortgages or deeds of trust; (3) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company; and (4) no third party has an option or a right of first refusal to purchase any Property or any portion thereof or interest therein.

(xvii)          Leases.  Upon consummation of the Formation Transactions, the Operating Partnership or one of its wholly-owned subsidiaries will hold the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”).  Other than the Leases, none of the Company, the Operating Partnership or their subsidiaries have entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Company.  Except as would not have a Material Adverse Effect, (i) neither the Operating Partnership nor any of its subsidiaries, nor, to the Operating Partnership’s knowledge, any other party to any Lease, is or, upon consummation of the Formation Transactions, will be in breach or default of any such Lease, (ii) no event has occurred or, to the Operating Partnership’s knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease, and (iii) each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(xviii)         Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the OP Agreement and the applicable agreements listed on Schedule D hereto (the “Formation Transaction Documents”), and the issuance and sale of the Offered Securities, the Acquisition Securities and the Preferred Stock by the Company and the issuance and sale of the Company OP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the Properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject, except in cases of clauses (B) and (C) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (d) in the case of any other entity, the organizational and governing documents of such entity.

(xix)           Absence of Existing Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx)            Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xxi)           Authorization and Enforceability of Management Agreements and OP Agreement. The Management Agreement, dated as of [•], 2012 (the “Management Agreement”), by and among the Company, Operating Partnership and the Manager, and the Property Management and Acquisition Services Agreement, dated as of [•], 2012, by and between the Operating Partnership and Silver Bay Property Corp., a Delaware Corporation and wholly owned subsidiary of the Manager (the “Manager’s Subsidiary”) (the “Property Management Agreement” and together with the

Management Agreement, the “Management Agreements”), have been duly authorized, executed and delivered by the Company, and each constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxii)          Possession of Licenses and Permits. The Company, the Operating Partnership and each of their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)         Absence of Labor Dispute. No labor dispute exists between any officer or other key person of the Company or the Manager (each, a “Company-Focused Professional”), on the one hand, and the employer of each such individual, on the other hand, nor, to the knowledge of the Company, is such a labor dispute imminent to the extent that it could have a Material Adverse Effect.

(xxiv)         Possession of Intellectual Property.  The Company and its subsidiaries have access to (including through the Manager), adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them.

(xxv)          Environmental Laws.  None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of any federal, state or local law, rule or regulation relating to pollution or the protection of human health, the environment or wildlife, including relating to the release of hazardous materials, except as would not, singly or in the aggregate, have a Material Adverse Effect, and there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation.

(xxvi)         Employment; Noncompetition; Nondisclosure. None of the Company, the Operating Partnership or any of their respective subsidiaries have any employees. Neither the Company nor, to the best of the Company’s knowledge, any employer of any Company-Focused Professional has been notified that any such Company-Focused Professional plans to terminate his or her employment with his or her employer. Neither the Company nor, to the best of the Company’s knowledge, any Company-Focused Professional, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvii)        Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Summary—Emerging Growth Company Status,” “—REIT Qualification,” “Management—2012 Equity Incentive Plan—Federal Income Tax Consequences,” “Our Manager and the Management Agreement,” “Structure and Formation of Our Company,” “Certain Relationships and Related Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “The Operating Partnership and the Partnership Agreement,” “U.S. Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxviii)       Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s knowledge, the Manager or any affiliates of the Company or the Manager, has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix)         Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus or any Testing-the-Waters Writing are based on or derived from sources that the Company believes to be reliable and accurate.

(xxx)          Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in

Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxi)         Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xxxii)        Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or Properties that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or properties, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s or the Operating Partnership’s knowledge, contemplated.

(xxxiii)       Financial Statements; Non-GAAP Financial Measures The financial statements of Two Harbor Property Investment LLC and its subsidiaries (collectively, the “Predecessor”) included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Predecessor and its consolidated subsidiaries as of the dates indicated, and the statements of operations, changes in members’ equity and cash flows of the Predecessor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto.  The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Predecessor and its consolidated subsidiaries present fairly in accordance with GAAP the information required to be stated therein. The combined statements of revenue and certain expenses of Polar Cactus LLC, Polar Cactus LLC II, Cool Willow LLC, Provident Residential Real Estate Fund LLC and Provident Residential Real Estate Fund II LLC (collectively, the “Provident Entities”) comply with Rule 3-14 of Regulation S-X included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, and present fairly the revenue and certain expenses of the Provident Entities for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the date indicated; said balance sheet has been prepared in conformity with GAAP and comply with the Commission’s rules and guidelines with respect thereto. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Predecessor and the Provident Entities included therein and comply with the Commission’s rules and guidelines with respect thereto. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or Rules and Regulations thereunder. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations ) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act to the extent applicable.

(xxxiv)      No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership and their respective subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has been no material change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, the Operating Partnership or any of their respective subsidiaries, (D) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership and their respective subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus, (E) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company, the Operating Partnership and their respective subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus, and (F) none of the Company, the Operating Partnership nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, that, individually or in the aggregate, with respect to this clause (F), would have a Material Adverse Effect.

(xxxv)       Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)      Indebtedness. None of the Company, the Operating Partnership or any of their respective subsidiaries has any indebtedness as of the date of this Agreement nor will the Company, the Operating Partnership or any of their respective subsidiaries have any indebtedness immediately prior to the sale of the Firm Securities on the First Closing Date, in each case except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvii)     Insurance. The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; none of the Company, the Operating Partnership or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(xxxviii)    Tax Law Compliance. The Company, the Operating Partnership and their respective subsidiaries have filed (A) all federal and state franchise and income tax returns and (B) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. The Company, the Operating Partnership and each of their respective subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company, the Operating Partnership or any of their respective subsidiaries, as the case may be.

(xxxix)      Real Estate Investment Trust. The Company will make a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ending December 31, 2012. The Company has been organized and is operating in conformity with the requirements for qualification and taxation as a REIT under the Code and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2012 and subsequent tax years; and the Company intends to continue to qualify as a REIT until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT; neither the Company, the Operating Partnership nor any of their respective subsidiaries has taken any action that would cause the Company to fail to qualify as a REIT for its tax year ending December 31, 2012 and subsequent tax years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xl)             Description of Organization and Method of Operation. The description of the Company’s organization and actual and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xli)            No Restriction on Subsidiaries.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlii)           No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer or, to the knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xliii)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliv)          Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC

(xlv)           Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof.

(xlvi)          Directed Share Program.

(1)           No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those that have been obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(2)           The Company has not offered or sold, or caused the Designated Underwriter to offer or sell, any Directed Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer, supplier or service provider of the Company, the Operating Partnership, the Manager or any of their respective subsidiaries or controlled affiliates to alter such customer’s, or supplier’s or service provider’s level or type of business with the Company, the Operating Partnership, the Manager or any of their respective subsidiaries or controlled affiliates, or (B) a trade journalist or publication to write or publish favorable information about the Company or its business.

(xlvii)         Emerging Growth Company Status. From the time of filing of the Initial Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act.

(xlviii)        Use of Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication (other than any Testing-the-Waters Communications with the consent of the Representatives with entities that it reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act), and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Writings other than those listed on Schedule E hereto.

(xlix)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(l)                ERISA Matters. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each subsidiary would have any liability; the Company and each subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(li)               Related-Party Transactions. There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(b)        The Manager represents and warrants to, and agrees with, the Underwriters that:

(i)                Manager-Related Disclosure. Any financial or other information regarding the Manager and/or its subsidiaries that is included in the Registration Statement, the General Disclosure Package and the Prospectus is accurate and complete in all material respects.

(ii)               Good Standing of the Manager. The Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Manager is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not result, individually or in the aggregate, in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager and its subsidiaries taken as a whole (“Manager Material Adverse Effect”).

(iii)              Subsidiaries. Each subsidiary of the Manager has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each such subsidiary is duly qualified to do business as a foreign corporation or organization in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a Manager Material Adverse Effect.

(iv)             Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Management Agreements, the Shared Services Agreement (as defined below) and the transactions contemplated hereby and thereby, including the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Manager or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject.

(v)              Absence of Existing Defaults and Conflicts.  Neither the Manager nor any of its subsidiaries is (i) in violation of its respective Organizational Documents, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, result in Manager Material Adverse Effect.

(vi)             Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(vii)            Authorization and Enforceability of Management Agreements. The Management Agreements have been duly authorized, executed and delivered by each of the Manager and the Manager’s Subsidiary, as applicable, and each constitutes the valid and binding agreement of the Manager or the Manager’s Subsidiary, as applicable, enforceable against the Manager or the Manager’s Subsidiary, as applicable, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(viii)           Authorization and Enforceability of Shared Services Agreement. The Shared Services and Facilities Agreement, dated as of [•], 2012 (the “Shared Services Agreement”) by and between the Manager and Pine River has been duly authorized, executed and delivered by the Manager and constitutes the valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights generally or by general equitable principles.

(ix)             Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Management Agreements, the Shared Services Agreements or the other agreements pursuant to which the Formation Transactions to which the Manager is a party will be effected, except such as have been obtained, or made and such as may be required under state securities laws.

(x)              Possession of Licenses and Permits. The Manager and its subsidiaries possess, and are in compliance with the terms of, all Licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Manager Material Adverse Effect nor impair the ability of the Manager or the Manager’s Subsidiary to perform their respective obligations under this Agreement or the Management Agreements.

(xi)             No Material Adverse Change in Business.  Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein, there has been no change, nor any development or event involving a prospective change, that would result in a Manager Material Adverse Effect, or that would prevent the Manager or its subsidiaries from carrying out its or their obligations under this Agreement or the Management Agreements, as the case may be.

(xii)            Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any Company-Focused Professional, or a significant number of employees of the Manager and its affiliates, plan to terminate his, her or their employment. Neither the Manager nor, to the best of the Manager’s knowledge, any

Company-Focused Professional, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)           Resources.  The Manager will have access to the personnel and other resources necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)           Absence of Manipulation. None of the Manager or any of its subsidiaries or, to the Manager’s knowledge, any affiliates of the Manager, has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xv)            Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Manager Material Adverse Effect, or would materially and adversely affect the ability of the Manager or any of its subsidiaries to perform their respective obligations under this Agreement or the Management Agreements; and, to the Manager’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Manager, contemplated.

(xvi)           Insurance. The Manager and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; and neither the Manager nor any such subsidiary has been refused any insurance coverage sought or applied for.

(xvii)          Internal Controls. The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreements are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(xviii)         Free Writing Prospectus.  The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities.

(xix)           Compliance. The Manager and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply would not have, individually or in the aggregate, a Manager Material Adverse Effect.

(xx)            Advisers Act.  The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules or regulations thereunder, from performing its obligations under the Management Agreements as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Manager is not registered and is not required to register as an investment adviser under the Advisers Act.

(xxi)           Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Manager with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

(xxii)          Investment Company Act.  The Manager is not an “investment company,” as such term is defined in the Investment Company Act.

2.             Purchase, Sale and Delivery of Offered Securities.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), at 10:00 A.M., New York time, on [•], 2012, or at such other time not later than seven (7) full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Skadden. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden at a reasonable time in advance of such Optional Closing Date.

3.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.             Certain Agreements of the Company and the Manager.

(a)           The Company agrees with the several Underwriters that:

(i)            Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)           Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)          Continued Compliance with Securities Laws; Testing-the-Waters Writings. If at any time following the distribution of any Testing-the-Waters Writing there occurred or occurs an event or development as a result of which such Testing-the-Waters Writing included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Writing to eliminate or correct such untrue statement or omission.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(v)           Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(vi)          Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (of which [•] will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)         Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(viii)        Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements described in the preceding two sentences to the Underwriters.

(ix)          Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Formation Transactions, including but not limited to (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) costs and expenses relating to investor presentations, any “road show” and any Testing-the-Waters Communication in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company including the chartering of airplanes, (D) the fees and expenses incident to listing the Offered Securities on the NYSE, (E) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (F) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, and (G) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. The Company will also pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(x)           Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xi)          Absence of Manipulation. The Company will not, and will cause each of its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xii)         Company Restriction on Sale of Securities.

(1)           For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable, exercisable or redeemable for any of its Securities, including OP Units (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided, however, that the Lock-Up Period shall not apply to (A) Securities or

OP Units issued by the Company in the Formation Transactions as described in the General Disclosure Package, (B) the redemption of OP Units transferred by the Company in the Formation Transactions in accordance with the OP Agreement as described in the General Disclosure Package and (C) Securities in an aggregate amount equal to not more than 10% of the Securities to be issued and outstanding at the First Closing Date to be issued as consideration to acquire additional real properties, provided that such newly issued Securities are subject to a lock-up substantially similar to this Section 4(a)(xii) for the remainder of the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that (subject to Section 5(a)(xii)((3)) if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(2)           If the Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Act, on the date hereof, the extension of the Lock-Up Period described in the proviso to the first sentence of Section 5(a)(xii)(1) shall not apply.

(xiii)        Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xiv)        Transfer Restrictions.  In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA from sale, transfer, assignment, pledge or hypothecation following the Closing Date. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xv)         Payment of Expenses Related to Directed Share Program.  The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(xvi)        Compliance with Foreign Laws.  The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(xvii)       Emerging Growth Company Status.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(a)(xii)(1) hereof.

(b)           The Manager agrees with the several Underwriters that:

(i)            Absence of Manipulation. The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(ii)           Manager Restriction on Sale of Securities. For the Lock-Up Period, the Manager will not, directly or indirectly, take any of the following actions with respect to the Lock-Up Securities: (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.

5.             Free Writing Prospectuses. Each of the Company and the Manager represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.             Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Manager herein (as though made on such Closing Date), to the accuracy of the statements of the Company and the Manager officers made pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letters and CFO Certificate.

(i)            The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP, substantially in the form of Annex I-A hereto, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company, the Predecessor, the Provident Entities and Two Harbors contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in Annex I-A hereto shall be a date no more than three (3) days prior to such Closing Date).

(ii)           The Representatives shall have received certificates, each dated the date hereof, of (A) Christine Battist, in her capacity as the Chief Financial Officer of the Company, substantially in the form of Annex I-B-1 hereto, (B) Jeff Stolt, in his capacity as the Chief Financial Officer of Pine River, substantially in the form of Annex I-B-2 hereto and (C) Patrick Schwinghammer, in his capacity as the Chief Financial Officer of Provident, substantially in the form of Annex I-B-3 .

(b)           Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)           No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                                 Opinion of Counsel for the Company, the Operating Partnership and the Manager. The Representatives shall have received an opinion, dated such Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company and the Operating Partnership, substantially in the form attached hereto as Annex III-A and a letter substantially in the form attached hereto as Annex III-B, and an opinion, dated such Closing Date, of Faegre, Baker Daniels LLP, counsel for the Manager, substantially in the form attached hereto as Annex III-C.

(e)                                  Opinion of Maryland Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, substantially in the form attached hereto as Annex IV.

(f)                                   Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, substantially in the form attached hereto as Annex V.

(g)                                  Opinion of Counsel for Underwriters. The Representatives shall have received from Skadden, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                                 Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as of such date; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; [the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission;] and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

(i)                                     Manager Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Manager in which such officers shall state that: the representations and warranties of the Manager in this Agreement are true and correct as of such date; and that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)                                    Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex II hereto executed by Two Harbors, Provident, each of the Prior Provident Investors and each of the persons listed on Schedule C hereto.

(k)                                 Each of the Formation Transactions as set forth in the General Disclosure Package shall have been effected on or prior to the First Closing Date.

(l)                                     Listing. The Offered Securities shall have been approved for listing on the NYSE.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by the Company, the Operating Partnership and the Manager. Each of the Company, the Operating Partnership and the Manager will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Writing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that none of the Company, the Operating Partnership or the Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) below.

(b)                                 Indemnification for Directed Share Program.  Each of the Company, the Operating Partnership and the Manager agree, jointly and severally, to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(c)                                  Indemnification of Company, Directors and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Operating Partnership, its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the paragraph under the caption “Underwriting” and (ii) the information contained in the fourteenth paragraph and in the last sentence of the fifteenth paragraph under the caption “Underwriting.”

(d)                                 Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a), (b) or above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or.above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a), (b) or above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

8.                                      Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the

Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.                                      Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, N.Y. 10036, Attention: David J. Goldschmidt, or, if sent to the Company or the

Operating Partnership, will be mailed, delivered or telegraphed and confirmed to it at 601 Carlson Parkway, Suite 250, Minnetonka, Minnesota 55305, Attention: Tim O’Brien, with a copy to Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, C.A. 94105, Attention: Karen A. Dempsey; or, if sent to the Manager, will be mailed, delivered or telegraphed and confirmed to it at •; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12.                               Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

13.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                               Absence of Fiduciary Relationship. The Company, the Operating Partnership and the Manager each acknowledge and agree that:

(a)                                 No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and the Manager on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Company, the Operating Partnership or the Manager on other matters;

(b)                                 Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company, the Operating Partnership or the Manager are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose. The Company, the Operating Partnership and the Manager have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership or the Manager, and that the Underwriters have no obligation to disclose such interests and transactions to the Company, the Operating Partnership or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver. Each of the Company, the Operating Partnership and the Manager waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company, the Operating Partnership or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Operating Partnership or the Manager, including shareholders, employees or creditors of the Company, the Operating Partnership or the Manager.

15.                               Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company, the Operating Partnership and the Manager hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Operating Partnership and the Manager irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the Manager and the several Underwriters in accordance with its terms.

[Signature Page Follows]

Very truly yours,

SILVER BAY REALTY TRUST CORP.

By:
Name:
Title:

SILVER BAY OPERATING PARTNERSHIP L.P.

By: Silver Bay Management LLC
Its: General Partner

By: Silver Bay Realty Trust Corp.
Its: Managing Member

By:
Name:
Title:

PRCM REAL ESTATE ADVISERS LLC, as Manager

By: Pine River Domestic Management L.P.
Its: Managing Member

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the
Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
JMP Securities LLC
Zelman Partners LLC
Total

SCHEDULE B

1.                                      General Use Free Writing Prospectuses (included in the General Disclosure Package)

A. “General Use Issuer Free Writing Prospectus” includes each of the following documents:

[list other documents]

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

A.                                    The initial price to the public of the Offered Securities.

SCHEDULE C

Lock-up Signatories

Brian C. Taylor

Irvin R. Kessler

Thomas Siering

Tanuja Dehne

William W. Johnson

Stephen G. Kasnet

Thomas W. Brock

Ronald N. Weiser

David N. Miller

Christine Battist

Patrick Freydberg

Timothy O’Brien

SCHEDULE D

Formation Transaction Documents

Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., and Two Harbors Operating Company LLC.

Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Polar Cactus LLC.

Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Polar Cactus II LLC.

Contribution Agreement to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and the members of Cool Willow LLC.

Agreement and Plan of Merger to be entered into by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., Merger Subsidiary and Provident Residential Real Estate Fund LLC.

Agreement and Plan of Merger by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P., Merger Subsidiary and Resi II LLC.

Registration Rights Agreement to be entered into by and among Silver Bay Realty Trust Corp., Two Harbors Investment Corp. and certain holders of shares of common stock in Silver Bay Realty Trust Corp.

Registration Rights Agreement to be entered into by and among Silver Bay Realty Trust Corp. and certain holders of common units in Silver Bay Operating Partnership L.P.

Director Designation Agreement to be entered into by and between Silver Bay Realty Trust Corp. and Two Harbors Investment Corp.

Representation, Warranty and Indemnification Agreement by and among Silver Bay Realty Trust Corp., Silver Bay Operating Partnership L.P. and Provident Real Estate Advisors LLC.

SCHEDULE F

Testing-the-Waters Communications

1. Presentation, dated September •, 2012

2. Presentation, dated November 20, 2012

ANNEX I-A

Form of Comfort Letter of Ernst & Young LLP

ANNEX I-B

Forms of CFO Certificates

ANNEX II

Form of Lock-up Agreement

[•], 2012

Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), by and among Silver Bay Realty Trust Corp., a Maryland corporation (the “Company”), Silver Bay Operating Partnership L.P. (the “Operating Partnership”), PRCM Real Estate Advisers LLC and Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Representatives”), pursuant to which an offering will be made for the common stock of the Company, par value $0.01 per share (the “Common Stock”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock (including units of partnership interest in the Operating Partnership, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days [For Prior Provident Investors and Two Harbors Lock-Up Agreements only: 90 days] after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that (subject to the second succeeding paragraph) if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act of 1933, on the date of the Underwriting Agreement, the extension of the Lock-Up Period described in the proviso to second preceding paragraph and the notice provision of the immediately preceding paragraph shall not apply.

A transfer of Securities to a partner, member, family member or trust may be made, provided, that (i) such transfer shall not involve a disposition for value, (ii) the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the transfer agent and registrar is hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2013 or if the Company notifies the Representatives in writing that is has elected not to proceed with a public offering of Common Stock. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

I-A-2

Very truly yours,

[Name]

I-A-3

ANNEX III-A

Form of Opinion of Orrick, Herrington & Sutcliffe LLP

ANNEX III-B

Form of Negative Assurance Letter of Orrick, Herrington & Sutcliffe LLP

ANNEX III-C

Form of Opinion of Faegre, Baker Daniels LLP

ANNEX IV

Form of Opinion of Ballard Spahr Andrews & Ingersoll, LLP

ANNEX V

Form of Tax Opinion of Orrick, Herrington & Sutcliffe LLP